EXHIBIT 24.6
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the “Company”), a Delaware corporation that is about to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, a Form 10-K Annual Report for the year ended December 31, 2009, hereby constitutes and appoints GEORGE L. CHAPMAN, with full power to act, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form 10-K which is about to be filed, and any and all amendments to such Form 10-K, and to file such Form 10-K and each such amendment so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 28th day of January, 2010.

/s/ Fred S. Klipsch
Fred S. Klipsch
Director